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                                                                    EXHIBIT 23.1












                          INDEPENDENT AUDITORS' CONSENT




The Board of Directors
Deckers Outdoor Corporation:


We consent to the incorporation by reference in the registration statement (No. 333-82538) on Form S-8 of Deckers Outdoor Corporation of our report dated February 17, 2003, with respect to the consolidated balance sheets of Deckers Outdoor Corporation and subsidiaries as of December 31, 2002 and 2001, and the related consolidated statements of operations, stockholders' equity and other comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2002, and the related financial statement schedule, which report appears in the December 31, 2002 annual report on Form 10-K of Deckers Outdoor Corporation. Our report refers to the implementation of Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, on January 1, 2002.



/s/ KPMG LLP
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Los Angeles, California

March 27, 2003